UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): July 10, 2009

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of July 10, 2009, Cardium entered into an amendment of the terms of (i) an aggregate principal amount of $3,500,000 of senior secured subordinated promissory notes issued pursuant to that certain Note and Warrant Purchase Agreement dated February 27, 2009 among Cardium, InnerCool Therapies, Inc., Tissue Repair Company and the purchasers of such notes (the “Secured Notes”) and (ii) an aggregate principal amount of $750,000 of unsecured promissory notes issued pursuant to that certain Promissory Note and Warrant Purchase Agreement dated June 11, 2009, among Cardium and the purchasers of such notes (the “Unsecured Notes”). Under the amendments, the maturity date of each of the Secured Notes and the Unsecured Notes was effectively extended to July 20, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Amendment to Promissory Notes dated as of July 10, 2009, by and among Cardium and the holders of senior secured subordinated promissory notes dated February 27, 2009 and March 5, 2009.

4.2	Form of Amendment to Promissory Notes dated as of July 10, 2009, by and among Cardium and the holders of unsecured promissory notes dated June 11, 2009 and June 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: July 13, 2009	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer